SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
               Securities and Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CHECKPOINT SYSTEMS, INC.
- -----------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

- -----------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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    or Item 22(a)(2) of Schedule 14A.
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         Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
- -----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 1-11:
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(5) Total Fee paid: $125.00
- -----------------------------------------------------------------------------
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                       CHECKPOINT SYSTEMS, INC.
                           101 Wolf Drive
                            P.O. Box 188
                         Thorofare, NJ  08086

                            ------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 to be held on Thursday, April 27, 1995
                            ------------

    The Annual Meeting of Shareholders (the "Meeting") of Checkpoint Systems, Inc. (the "Company") will be held on Thursday, April 27, 1995, at 10:00 a.m., local time, at the Company's corporate headquarters located at 101 Wolf Drive, Thorofare, New Jersey, for the following purposes:

    1. To elect three Class I directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

    2. To amend the Checkpoint Systems, Inc. Stock Option Plan (1992) (the "Stock Option Plan") to increase the number of shares of common stock issuable thereunder from 3,000,000 to 4,500,000 shares;

    3. To amend and restate the Company's Employee Stock Purchase Plan to extend the duration of the Plan and to make certain other changes to conform the Plan to the requirements of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934; and

    4. To transact such other business as may properly come before the Meeting.

  You are cordially invited to attend the Meeting in person. The Board of Directors has fixed the close of business on March 15, 1995 as the record date for the Meeting. Only Shareholders of record at that date are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. Should you decide to attend the Meeting in person, you may revoke your proxy at that time.

                                     NEIL D. AUSTIN
                                     Secretary

March 27, 1995

                   CHECKPOINT SYSTEMS, INC.
                        101 Wolf Drive
                         P.O. Box 188
                     Thorofare, NJ  08086

                        ---------------
                        PROXY STATEMENT
                        ---------------

                            GENERAL

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Checkpoint Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to shareholders of the Company (the "Shareholders") on or about March 27, 1995.

  The Board of Directors does not presently intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the Class I directors; "FOR" the proposal to increase the number of shares of common stock eligible for award under the Checkpoint Systems, Inc. Stock Option Plan (1992); and "FOR" the proposal to amend and restate the Checkpoint Systems, Inc. Employee Stock Purchase Plan to extend its duration and other matters.

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

  At the close of business on March 15, 1995, the record date fixed for the determination of Shareholders entitled to notice of and to vote at the Meeting, there were outstanding 10,751,679 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock") outstanding, each entitled to one vote. There is no other class of voting securities outstanding. The presence at the Meeting, in person or by proxy, of at least a majority of the votes that all Shareholders are entitled to cast shall constitute a quorum for purposes of conducting business. If the Meeting is adjourned, any unfinished business of the Meeting may be carried on at any continuation of the original meeting, notwithstanding that a quorum is not present at the continued meeting. In the election of the Class I directors, Shareholders entitled to vote do not have cumulative voting rights.

Security Ownership of Principal Shareholders

  The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 15, 1995. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

                                      Amount and Nature of    Percent of
Name and Address of Beneficial Owner  Beneficial Ownership    Common Stock(1)
- ------------------------------------    --------------------    --------------
Westport Asset Management, Inc.              562,500(2)          5.23
 253 Riverside Avenue
 Westport, CT  06880

Albert E. Wolf                               626,454(3)          5.83
 101 Wolf Drive
 P.O. Box 188
 Thorofare, NJ  08086
- ------------
(1) Unissued shares subject to options exercisable within 60 days of March 15, 1995 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.

(2) Based on information supplied in a Schedule 13G dated January 25, 1995 and filed with the Securities and Exchange Commission by Westport Asset Management, Inc. (the "Reporting Person"). A portion of the shares of common stock of the Company amounting in the aggregate of 5.3% of such shares outstanding, as of January 25, 1995 are held in certain discretionary managed accounts of the Reporting Person. The remaining shares of Common Stock of the Company amounting to 0.1% of such shares outstanding, as of such date, are beneficially owned by officers and stockholders of the Reporting Person.

(3) Includes 3,670 shares held on behalf of Mr. Wolf as of March 15, 1995 by the custodian of the Company's Employees' Stock Purchase Plan, as to which Mr. Wolf has sole voting power; currently exercisable options to purchase 225,000 shares of Common Stock; 58,153 shares held in trust for Mr. Wolf in accordance with the Will of his late father, as to which Mr. Wolf is both a Trustee and income beneficiary and has sole voting power. Amount shown excludes 139,400 shares owned by Mr. Wolf's wife and 49,844 shares held in trust for Mr. Wolf's children, as to which Mr. Wolf's children are principal beneficiaries and Mr. Wolf is the income beneficiary, both as to which Mr. Wolf disclaims beneficial ownership.

Security Ownership of Management

  The following table sets forth certain information respecting the Common Stock of the Company beneficially owned by each director and nominee for director, the Chief Executive Officer and the four other most highly compensated executive officers of the Company other than the Chief Executive Officer, and by the group consisting of such persons and the other executive officers as of March 15, 1995. Each of the persons named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

                                      Amount and Nature of    Percent of
Name and Address of Beneficial Owner  Beneficial Ownership    Common Stock(1)
- ------------------------------------  --------------------    --------------
Robert O. Aders                             5,000(2)             .05
Dr. Roger D. Blackwell                     42,100(3)             .39
Richard J. Censits                         25,900(4)             .24
David W. Clark, Jr.                        65,000(5)             .60
Allan S. Kalish                               800                .07
Jermain B. Porter                          33,000(6)             .31
Albert Soffa                               46,500(7)             .43
Albert E. Wolf                            626,454(8)            5.83
Kevin P. Dowd                             152,218(9)            1.42
Steven G. Selfridge                       122,117(10)           1.14
William J. Reilly, Jr.                     89,201(11)            .83
Luis A. Aguilera                          100,000(12)            .93
All Directors and Officers as a Group   1,497,382(13)          13.93
  (16 persons)
- ------------
(1)  See footnote 1 to previous table.

(2) Shares purchased on behalf of Mr. Aders as sole trustee under the Robert O. Aders IRA IMA Rollover account.

(3) Includes 42,000 shares subject to currently exercisable options to purchase the Company's Common Stock. All options reported herein and in the footnotes below are currently exercisable to purchase the company's Common Stock (the "Options").

(4)  Consists of 25,900 Options.

(5)  Includes of 40,000 Options.

(6) Includes 32,000 Options, and excludes 8,020 shares owned by Mr. Porter's wife, as to which Mr. Porter disclaims beneficial ownership.

(7)  Includes of 44,500 Options.

(8)  See footnote 3 to the preceding table.

(9) Includes 150,000 Options and 2,218 shares held by the custodian of the Company's Employees' Stock Purchase Plan ("ESPP").

(10) Includes 121,000 Options and 1,117 shares held by the custodian of the ESPP.

(11) Includes 85,000 Options and 2,001 shares held by the custodian of the ESPP.

(12) Includes 90,000 Options.

(13) See footnotes 1-12 above. Total shown includes 13,098 shares held by the custodian of the ESPP.

                           ELECTION OF DIRECTORS
Identification of the Directors to be Elected
  At the Meeting, the Shareholders will elect three Class I directors to hold office until the 1998 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class I directors, Roger D. Blackwell, Richard J. Censits and Jermain B. Porter will expire at the Meeting.

  The Board of Directors has nominated Roger D. Blackwell, Richard J. Censits and Jermain B. Porter for election at the Meeting as the Company's Class I directors and Messrs. Blackwell, Censits and Porter have indicated their willingness to continue to serve as directors. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Messrs. Blackwell, Censits and Porter.

  The nominees for election as the Class I directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:

                            Director      Term
Name                 Age     Since       Expires    Positions with the Company
- ----                 ---    --------     -------    --------------------------
Robert O. Aders       68     1994         1996      Director
Roger D. Blackwell    55     1990         1995      Director
Richard J. Censits    57     1985         1995      Director(1)(3)
David W. Clark, Jr.   57     1982         1996      Director(1)(3)
Kevin P. Dowd         46     1995         1997      President, Chief Executive
                                                       Officer and Director
Allan S. Kalish       69     1994         1997      Director (2)
Jermain B. Porter     69     1981         1995      Director(2)
Albert Soffa          74     1984         1996      Director(1)(2)(3)
Albert E. Wolf        65     1969         1997      Chairman of the Board
                                                      and Director (3)
- ------------
(1) Member of the Company's Audit Committee.
(2) Member of the Company's Compensation and Stock Option Committee.
(3) Member of the Company's Executive Committee.

Principal Occupations and Directorships Held by Each Nominee For Director and the Directors Whose Terms of Office Continue After the Meeting
   Mr. Aders has been Chairman of The Advisory Board, Inc., an international consulting organization since 1992. He is also President Emeritus, a member of the Board of Directors and Chairman of the International Advisory Board of Food Marketing Institute ("FMI"), where he served as Chief Executive Officer from the founding of FMI in 1976 until his retirement in 1993. Mr. Aders has been a trustee of the National Urban League, Food Industry Crusade Against Hunger, St. Joseph's Academy of Food Marketing, and a member of the Board of Stedman Nutrition Foundation at Duke Medical Center. Mr. Aders is a director of Telepanel Systems, Inc. a Canadian manufacturer of electronic shelf labels for sale to retailers in Canada and the United States.

  For more than the past five years, Dr. Blackwell has been a professor of marketing at Ohio State University, the President of Roger Blackwell Associates, Inc., a consulting firm, and a member of the Board of Directors of Max & Erma's, Inc. In February, 1992, Dr. Blackwell became a member of the Board of Directors of Worthington Foods, Inc., and in September, 1992, a member of the Board of Directors of Paul Harris Stores, Inc. Mr. Blackwell also serves as a Trustee of Flex-Funds.

  Mr. Censits has been Chief Executive Officer and a member of the Board of Directors of MedQuist, Inc. (formerly Summit Health Group, Inc.) since 1987 and Chairman since 1992. MedQuist, Inc. provides health information management services to hospitals and other health care providers nationwide. Mr. Censits is a director of EnergyNorth, Inc., DiMark, Inc., and is a Trustee of the University of Pennsylvania.

  Mr. Clark has been a managing director of Pryor & Clark, a company engaged in investments, since June, 1992. He served as President and Chief Operating Officer of Corcap, Inc. ("Corcap"), a company engaged in the manufacture of elastomer materials and components, from July, 1988 through June, 1992. From October, 1985 to July, 1988, Mr. Clark was the President and Chief Operating Officer of Lydall, Inc. ("Lydall"), a diversified manufacturing concern which manufactures industrial materials and components. Mr. Clark is a director of Acme United Corp., Corcap, Northeast Federal Corp., Conning & Company, and CompuDyne Corporation and Securities Software and Consulting, Inc.

  Mr. Dowd has been President, Chief Executive Officer and a Director of the Company since January 1, 1995 and President and Chief Operating Officer of the Company since August, 1993. He was Executive Vice President of the Company from May 1992 to August 1993. Mr. Dowd was Executive Vice President - Marketing, Sales and Service from April 1989 to May 1992 and Vice President of Sales from August 1988 to April 1989.

  Since September, 1993, Mr. Kalish has been Chairman of AC Publishers, Inc. publishers of Seven Arts, a monthly arts and culture review and Business Philadelphia, the Delaware Valley region's monthly business magazine and since June, 1988 Chairman of Penn Publishing Co., Inc. an organization which publishes the Official Visitors Guide for the Philadelphia Convention and Business Bureau. Mr. Kalish also owns Kalish & Associates, consultants to marketing management and advertising agencies. Mr. Kalish is currently a board member of Police Athletic League, American Music Theater Festival, Jewish Federation of Greater Philadelphia and Philadelphia Sports Congress.

  Mr. Porter has been a private consultant to business since January, 1982. Mr. Porter previously was a principal and consultant with Towers, Perrin, Forster & Crosby, international consultants to business in the management of human resources.

  Until October, 1992 and for more than five years prior to such date, Mr. Soffa served as director of Kulicke & Soffa Industries, Inc., a company engaged in the manufacture and sale of equipment for the semiconductor industry and of which he was a founder. Mr. Soffa was a director of Commercial Bancorporation of Colorado until February 1994.

  Mr. Wolf has been Chairman of the Board since April, 1986 and Chairman of the Executive Committee since October, 1994. Mr. Wolf served as Chief Executive Officer of the Company from April, 1972 to December, 1994, President of the Company from July, 1977 to April, 1986 and from July, 1991 through August, 1993, and a director of the Company since July, 1969. Mr. Wolf is a director of Lydall.

Meetings and Committees of the Board of Directors

  The Board of Directors held 4 regular and 3 special meetings during the past fiscal year.

  The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and an Executive Committee. Messrs. Censits,
Clark and Soffa constitute the members of the Audit Committee; Messrs. Porter, Soffa and Kalish constitute the members of the Compensation and Stock Option Committee; and Messrs. Wolf, Censits, Clark and Soffa constitute the members of the Executive Committee. The Audit Committee met once during the last fiscal year with the Company's independent public accountants to discuss the scope and results of the annual audit and questions of accounting and tax policy. The Compensation and Stock Option Committee acted at various times during the last fiscal year to approve salaries and benefits and compensation arrangements for the Company's officers and to grant stock options. The Executive Committee, formerly the Corporate Development Committee, met once during the year to consider strategic financing alternatives, acquisitions and long-range goals of the Company. During the fiscal year, all directors attended all of the regularly scheduled meetings of the Board of Directors and of the committees on which they served.

Compensation Committee Interlocks and Insider Participation

  The Company's Compensation and Stock Option Committee (the "Committee") consists of Messrs. Porter, Soffa and Kalish. None of the members of the Committee is or, during the last fiscal year was, an officer or employee of the Company or any of its subsidiaries.

                           EXECUTIVE COMPENSATION
Cash, Bonus and Deferred Compensation
  The following table sets forth the total annual and long-term compensation paid by the Company for services in all capacities rendered during the fiscal years ended December 25, 1994, December 26, 1993 and December 27, 1992 to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "Named Officers"):
                          Summary Compensation Table
                                                   Annual
                                                Compensation          Awards
                                             --------------------     -------
                                                                       Stock
                                             Salary       Bonus       Options
Name and Principal Position          Year    ($)(1)       ($)(2)        (3)
- --------------------------           ----    -------      -------     -------
Albert E. Wolf
Chairman of the Board and Director   1994    335,079        0               0
(and Chief Executive Officer         1993    328,136        0          75,000
through December 31, 1994)           1992    284,150        0               0

Kevin P. Dowd                        1994    282,214        0               0
President, Chief Executive           1993    247,102        0          75,000
Officer and Director                 1992    192,572        0               0

Luis A. Aguilera                     1994    399,895        0          20,000
Senior Vice President -              1993    169,941        0          20,000
Manufacturing                        1992    124,934        0          25,000

Steven G. Selfridge                  1994    187,979        0          20,000
Senior Vice President -              1993    168,102        0          45,000
 Operations, Chief Financial         1992    140,272        0          37,000
 Officer and Treasurer

William J. Reilly, Jr.               1994    186,127        0          20,000
Senior Vice President                1993    161,450        0          40,000
 Americas' and Pacific Rim           1992    135,676        0          15,000
- ------------
(1) Amounts shown in the "Salary" column include payments to the Named Officers under the Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers who are excluded by Internal Revenue Service regulations from participating in the Company's 401(k) savings plans. Amounts shown for Mr. Aguilera reflect $225,237 paid in 1994 for a number of years of accrued, but unused, vacation in accordance with the laws of Puerto Rico and the Company's matching contributions under one of the Company's 401(k) Savings Plans as follows: 1994 - $3,500; 1993 - $4,941;
1992 - $3,434. Payments under the Executive Supplemental Plan were made to or for the benefit of the Named Officers as follows: Mr. Wolf: 1994 - $30,292; 1993 - $24,021; 1992 - $21,215; Mr. Dowd: 1994 - $25,243; 1993 - $18,272;
1992 - $14,522; Mr. Selfridge: 1994 - $18,137; 1993 - $13,273; 1992 - $11,227;
Mr. Reilly: 1994 - $16,812; 1993 - $11,864; 1992 - $10,211.  Amounts shown also reflect the Company's matching contribution under the Checkpoint Systems, Inc. Employee Stock Purchase Plan for the Named Officers as follows: Mr.
Wolf:  $884 (1994-1992); Mr. Dowd:  $884 (1994-1992); Mr. Selfridge: $884
(1994-1992); Mr. Reilly:  $884 (1994-1992).

(2) No bonus amounts were paid pursuant to the Company's Profit Incentive Plan, described under the caption "Compensation Committee Report on Executive Compensation."

(3) Options reflected in the "Awards/Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992) and its predecessor plans, described under the caption "Compensation Committee Report on Executive Compensation."

Effective January 1, 1995, the Company entered into a consulting agreement with Mr. Wolf. Mr. Wolf will provide consulting services to the Company on an as-needed basis. As compensation, Mr. Wolf will receive $530,014 per year for five years, of which $255,014 will be deferred annually. In addition, the Company will pay the sum of $125,000 in five equal installments of $25,000 each, commencing January 1, 1995, to Mr. Wolf for his agreement not to compete.

  The Company does not grant SARs or restricted stock to officers.

  The aggregate value of personal benefits received by each executive officer named in the foregoing table during the last fiscal year did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the Named Officer in the "Salary" and "Bonus" columns of the Summary Compensation Table above and thus is not required to be disclosed.

  Set forth below is further information with respect to grants of stock options made during the fiscal year ended December 25, 1994 under the Checkpoint Systems, Inc. Stock Option Plan (1992) to the Named Officers:

             Option Grants in Last Fiscal Year
- ----------------------------------------------------------------------

                                                              Potential
             Individual Grants                               Realizable
- --------------------------------------------                  Value at
                                                            Assumed Annual
                 Number of  % of Total                        Rates of
                Securities   Options/                        Stock Price
                Underlying    SAR's                          Appreciation
                 Options/  Granted to  Exercise              for Option
                   SAR's    Employees  or Base               Term (2)(3)
                 Granted    in Fiscal   Price   Expiration ------------------
Name              (#)(1)      Year      ($/Sh)     Date       5%(%)    10%($)
- --------------   ---------  ----------  ------  ---------- --------- --------
Albert E. Wolf         0         0          0            0         0         0

Kevin P. Dowd          0         0          0            0         0         0

Luis A. Aguilera   7,881      3.97      12.68   02/23/2004  $ 62,883  $159,358
                  12,199      6.11      12.68   08/23/2004  $102,867  $264,465

Steven G.          7,881      3.97      12.68   02/23/2004  $ 62,883  $159,358
 Selfridge        12,199      6.11      12.68   08/23/2004  $102,867  $264,465

William J.         7,881      3.97      12.68   02/23/2004  $ 62,883  $159,358
 Reilly, Jr.      12,199      6.11      12.68   08/23/2004  $102,867  $264,465
- -----------
(1) Table reflects options granted to the Named Officers listed above to purchase the Company's Common Stock. For each of the named officers granted options, the top figure reflects an incentive stock option ("ISO") and the bottom figure(s) reflect a grant which is not an ISO ("NSO"). Under the

Checkpoint Systems, Inc. Stock Option Plan (1992)(the "Stock Option Plan"), options are immediately exercisable (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934) to purchase Common Stock; the term of such options is generally ten years (in the case of an ISO), and ten years and six months (in the case of an NSO).

(2) Represents gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price of $12.6875 per share.

(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.


Option Exercises and Fiscal Year-End Option Values

  Set forth below is information with respect to options exercised and unexercised as of the fiscal year ended December 25, 1994 for each of the Named Officers.

Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

                                                Number of
                                                Securities        Value of
                                                Underlying      Unexercised
                 Shares Acquired on            Unexercised      In-the-Money
                  Exercise or With            Options/SAR's     Options/SAR's
                  Respect to Which            at FY-End(#)(2)  at FY-End($)(3)
                    Option Grants             ---------------  ---------------
                      Exercised      Value      Exercisable/     Exercisable/
Name                     (#)         ($)(1)     Unexercisable    Unexercisable
- ----             ------------------  -------  ---------------  ---------------
Albert E. Wolf               0              0     225,000/0      2,292,188/0

Kevin P. Dowd                0              0     150,000/0      1,218,750/0

Luis A. Aguilera        10,000        134,375      90,000/0        643,125/0

Steven G. Selfridge          0              0     121,000/0        978,625/0

William J. Reilly, Jr.       0              0      85,000/0        600,000/0

- ------------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.

(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.

(3) The first number represents the value based upon the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

Compensation of Directors

  In 1994, directors who were not employees of the Company received $1,000 each fiscal quarter and $2,000 for each Board of Directors' meeting that they attended. Directors who are employees of the Company do not receive any additional compensation for their service as directors.

  On April 29, 1992, the Company implemented the Checkpoint Systems,
Inc. 1992 Director Bonus Award Plan, for the purpose of providing additional incentive compensation to those members of the Board of Directors of Checkpoint who were not employees of the Company. Directors who were not employees of the Company were eligible to participate in the Plan unless specifically excluded by the Board of Directors. Under the Plan awards were granted to a Participant in the form of a Performance Unit credited to the account maintained for such Participant. Awards of Performance Units under the Plan did not entitle the recipient to any dividend, voting or other rights of a shareholder. The value of each performance unit was based on the appreciation in value of the Company's Common Stock from the date of award until the payment date (two years from the date of award). The awards were payable in cash on such date to participating directors. On April 29, 1992 the following awards of performance units under the 1992 Director Bonus Award Plan were granted: Mr. Blackwell - 8,000; Mr. Censits - 15,500; Mr. Clark - 30,000; Mr. Porter - 8,000; Mr. Soffa - 15,500; and Mr. Stern - 8,000. For
calculation purposes under the Plan, each unit was assigned a value of $8.125 which was the value of a share of the Company's common stock on the award date. On May 21, 1994, each performance unit was assigned a value of $16.30 in accordance with the Plan, and the following payments pursuant to the Plan were made: Mr. Blackwell $65,400; Mr. Censits $126,712; Mr. Clark $245,250; Mr. Porter $65,400; Mr. Soffa $126,712. On April 29, 1994, Mr. Stern, a former director who retired as of that date, was paid $54,300 in accordance with the plan based on an assigned value of $14.9125.

  In addition, non-employee directors are eligible to receive NSO's pursuant to a formula set forth in the Company's Employee Stock Option Plan (1992) (the "Stock Option Plan"), described in footnote (1) to the "Option Grants" table and under the heading "Compensation Committee Report on Executive Compensation." Under the Stock Option Plan, each non-employee member of the Board of Directors shall be granted a NSO on April 29, 1995 and on April 29 of each third year thereafter during which the Plan shall remain in effect, provided that the non-employee member of the Board of Directors is then serving in such position and provided further that there are then available sufficient shares under this Plan, each such NSO will cover the lesser of (i) 5,000 shares (approximately adjusted if necessary for stock dividends, stock split or other charges) of common stock, (ii) a number of shares of common stock having an aggregate fair market value on the date of grant equal to $100,000, or (iii) the number of shares then available under the applicable limits of the plan.

Effective January 1, 1995, the Company entered into a consulting agreement with Mr. Wolf. Mr. Wolf will provide consulting services to the Company on an as-needed basis. As compensation, Mr. Wolf will receive $530,014 per year for five years, of which $255,014 will be deferred annually. In addition, the Company will pay the sum of $125,000 in five equal installments of $25,000 each commencing January 1, 1995 to Mr. Wolf for his agreement not to compete.

The Company entered into a consulting agreement on November 1, 1994 with The Advisory Board, Inc. a company owned by Robert O. Aders, a member of the Board of Directors. The agreement term ends December 31, 1996 and requires a payment of $20,000 per quarter during the contract period.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General

Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Company (based on a review of various analytical data secured from outside consultants) believe to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provides an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the Shareholders. Neither type of compensation is formula driven and both types are variable and closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth, long term profitability and shareholder value.

In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual salary plan for each of the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contribution, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

The Committee also reviews and fixes the base salary of the Chief executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For
1994, Mr. Wolf's compensation was formulated by the Committee based on these factors as well as the Committee's expectation that revenue growth of the Company would continue in the 20% to 30% range and that continued structural changes would have to be made in 1994 for the long-term benefit of the Company. Mr. Wolf's salary and incentive program was approved by unanimous vote of the Board of Directors (with
Mr. Wolf abstaining). Mr. Wolf's base salary for the fiscal year 1994 remained the same as that in fiscal 1993. Mr. Wolf was given the right to participate in the Profit Incentive Plan (see below). Mr. Wolf's participation percentage was 20% plus any discretionary allocation. No payments were paid out under the Profit Incentive Plan in 1994.

Long Term Compensation

In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's Profit Incentive Plan, discretionary management bonuses and the Checkpoint Systems, Inc. Stock Option Plan (1992).

For 1994 and subsequent years, the Board of Directors approved the Profit Incentive Plan ("PIP"). The Chief Executive Officer, President and all Vice Presidents participate in the PIP. Under the PIP, a bonus pool will be created when pre-tax, pre-bonus earnings exceed 18% of the beginning balance of Shareholders Equity for the relevant year. If such earnings are attained, a bonus pool is created equal to (i) 3% of all pre-tax, pre-bonus earnings, plus
(ii) 6% of pre-tax, pre-bonus earnings in excess of 27% of the beginning balance of Shareholders Equity for the relevant year. Distribution of the pool, if any was created, for 1994 was determined as follows: 20% to Mr. Wolf; 15% to Mr. Dowd; 8% to Mr. Aguilera; 8% to Mr. Selfridge; 8% to Mr. Reilly; 8% to Mr. Smith, the Company's Senior Vice President- Marketing and Western European Operations; 4% to Mr. Austin, the Company's Vice President-General Counsel and Secretary; and 4% to Mr. Farestad, the Company's Vice President-Research and Development. The remaining 25% would be divided among the foregoing at the discretion of the Committee taking into account such subjective factors as they determine to be appropriate under the circumstances. The Board of Directors, in conjunction with the Compensation Committee recommendation, determined that setting a minimum floor on the PIP before any bonus pool is created, equal to 18% of the beginning balance of shareholder equity, focused the executive management of the Company on first addressing the minimum appropriate level of shareholder value increases. Only after attaining this appropriate return for shareholders, will senior management begin to participate in the PIP. Because the target minimums were not attained by the Company in 1994, no pool was created and no bonuses were paid from the PIP for the fiscal year 1994. In addition, no discretionary bonuses were paid in 1994.

In order to provide incentives to employees over the longer term, the Company maintains a stock option plan. At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Checkpoint Systems, Inc. Stock Option Plan (1992) (the "Stock
Option Plan"). The Company has granted options under various plans since 1982, but the current plan has been in effect since 1987. Under this plan, as most recently approved by the Shareholders at the 1992 Annual
Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common
Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options pursuant to a formula set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 3,000,000; 25,500 remain available for grant thereunder as of March 12, 1995. The Committee believes that the 1992 Plan has been well-received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company. Due to the number of shares remaining available under the 1992 Plan, the Committee and the Board of Directors are proposing to increase the number of shares available under the Plan (see Proposal For Shareholder Approval below).

Stock option awards under the 1992 Plan typically are granted annually, although several grants were made in 1994. In fixing the grants of stock options to the individual senior management group during 1994, including the Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements and anticipated contributions of each of the senior management group and information on previous awards under the 1992 Plan. Any awards to the Chief Executive Officer are fixed separately by the Committee and are based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.


The Committee believes that its past grants of options and the Profit Incentive Plan have successfully focused the Company's senior management on building profitability and shareholder value.

                          The foregoing report submitted by:

                          Allan S. Kalish
                          Jermain B. Porter
                          Albert Soffa


                           STOCK PERFORMANCE GRAPH

                                                          NYSE/AMEX/NASDAQ
                                   NYSE/AMEX/NASDAQ     Electronic Components
                                     Stock Market          and Accessories
Year   Checkpoint Systems, Inc.          Index                  Index
- ----   ------------------------    ----------------     ---------------------
1989          100.0                      100.0                  100.0
1990           74.5                       93.5                   92.8
1991           63.3                      123.1                  116.2
1992          138.8                      138.6                  169.4
1993           91.8                      153.1                  228.7
1994          159.2                      152.9                  256.0

  Assumes $100 invested on December 29, 1989 in Checkpoint Systems, Inc. Common Stock, the Center for Research in Security Prices ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, the CRSP Index for NYSE/AMEX/NASDAQ Electronic Components and Accessories.

                 RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand L.L.P. ("Coopers"), the Company's independent certified public accountants for the fiscal year 1994, have been selected to continue for the fiscal year 1995. A representative of Coopers is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions.


                  PROPOSAL FOR SHAREHOLDER APPROVAL
              Proposal to Increase the Number of Shares
               of Common Stock of the Company under the
          Checkpoint Systems, Inc. Stock Option Plan (1992)

   At a regular meeting of the Board of Directors of the Company held on February 22, 1995, a proposal was considered and acted upon to increase, by 1,500,000 shares, the number of shares to be optioned under the Checkpoint Systems, Inc. Stock Option Plan (1992) (the "Stock Option Plan") subject to the approval of the Company's Shareholders. The Company has granted options under various plans since 1982, but the current plan has been in effect since 1987. Under this plan, as most recently approved by the Shareholders at the 1992 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive stock options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value.

   Because nearly all of the shares of stock originally allocated to the Stock Option Plan have been granted, and because the Stock Option Plan has been very well received by the employees and by non-employee directors of the Company, the Board is of the view that the allocation of an additional 1,500,000 shares of Common Stock of the Company is well advised. Such a plan contributes to the sense of participation and well-being of employees and directors.

The key terms of the Stock Option Plan are as follows:

    1. Number of Shares. The aggregate maximum number of shares of the Company's Common Stock, $.10 par value per share (the "Shares") as to which Options may be granted will, if the proposal set forth herein respecting the Stock Option Plan is approved, be 4,500,000 Shares of which 2,974,500 Shares have already been optioned. The maximum number of Shares will be adjusted to reflect certain changes in the Company's capitalization. The Company receives no consideration in connection with the granting of an Option.

    2. Administration. The Stock Option Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") comprised of non-employee Directors of the Company who are "disinterested administrators" as such term is defined in the Rules under
Section 16 of the Exchange Act.

    3. Eligibility. Eligible participants under the Stock Option Plan are all employees and non-employee directors of the Company and its subsidiaries except that only employees are eligible to receive ISOs under the Stock Option Plan. At December 25, 1994, approximately 1,800 employees and 7 non-employee directors were eligible to participate in the Stock Option Plan.

    4. Term. The Stock Option Plan was approved at the April 29, 1992 Annual Meeting of Shareholders. No Options may be granted under the Stock Option Plan after May 17, 1997.

    5. Term of Options. All Options terminate on the earliest of: (a) the expiration of the term specified in the Option, which shall not exceed (i) ten years from the date of the grant (plus six months in the case of non-incentive options) or (ii) in the case of an ISO, five years from the date of the grant if the recipient on the date of grant owns, directly or by attribution under
Section 425(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate;
(b) the expiration of three months from the date an employee's employment or a non-employee director's service terminates for any reason other than disability, death or cause (unless the Committee in its discretion, at the time of termination, approves an extension of such period under certain circumstances); (c) the expiration of one year from the date the employee's employment or non-employee director's service terminates by reason of the employee or non-employee director's disability or death; (d) the date that an employee's employment or a non-employee director's service terminates for cause; or (e) the date set by the Committee to be an accelerated expiration date in the event of a dissolution or liquidation of the Company or upon the occurrence of certain other corporate transactions. The Committee with the agreement of the Optionee, may extend, accelerate, modify or terminate the term of any Option.

    6. Option Price. The exercise price of Options must be at least 100% of the fair market value of the Common Stock on the date the Option is granted; or in the case of an ISO, at least 110% of the fair market value of the Shares on the date the Option is granted if the recipient possesses more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate.

    7. Maximum Grant. Subject to the terms of the Stock Option Plan, the number of Options to be granted to each Optionee is within the discretion of the Committee. Any ISO for a number of Shares granted under the Plan shall limit the number of Shares for which an Optionee may exercise the Option for the first time in any calendar year to Shares with an aggregate fair market value, determined at the time the Option is granted, not in excess of $100,000. The $100,000 exercise limit for any calendar year shall be reduced by the fair market value of Shares (determined at the time of ISO grant) for which the Optionee was granted an ISO after December 31, 1986 under any plan of the Company or subsidiary that first becomes the aggregate, more than 10% of the Shares reserved for issuance under the Stock Option Plan, subject to adjustment in the event of certain changes in the Company's capitalization. Non-employee directors may receive Options only in accordance with a formula contained in the Stock Option Plan. Generally, non-employee directors will receive, on April 29, 1995 and on April 29 of each third year thereafter during which the Plan remains in effect, Options for lesser of (a) 5,000 Shares, or (b) Shares having an aggregate market value on the date of grant of $100,000.

    8. Payment. An Optionee may pay for Shares issuable upon the exercise of an Option in a combination of cash or certified check, or if the committee so permits, in whole or in part in Shares held by the Optionee or purchasable by the Optionee under the Option then being exercised. (Such Shares, if utilized for payment of the Option Price, are valued at their fair market value on the date of their delivery to the Company.)

    9. Option Document. All Options are required to be evidenced by written documents containing provisions consistent with the Stock Option Plan and such other provisions as the Committee deems appropriate. Such Option Documents limit the transferability of Options evidence thereby.

   10. Amendment. The Board of Directors may amend the Stock Option Plan from time to time in such manner as it may deem advisable. However, the Board of Directors may not, without obtaining Shareholder approval, (i) decrease the minimum exercise price of an ISO granted under the Stock Option Plan, or increase the maximum number of Shares as to which Options may be granted under the Stock Option Plan (other than as a result of changes in the Company's capitalization), materially increase the benefits accruing to Optionee's under the Plan; or (ii) materially modify the requirements for participation in the Plan.

   For Federal income tax purposes, a recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. However, the amount by which the fair market value of the Shares at the time of exercise (determined without regard to certain restrictions) exceeds the exercise price of the Option will be treated as an item of tax preference and included in the computation of such Optionee's "alternative minimum taxable income" in the year he exercises the ISO. Such an Optionee will recognize long-term capital gain or loss on the disposition of the Shares acquired upon exercise of the ISOs provided the Optionee does not dispose of the Shares within two years from the date the ISO is granted or within one year after the Shares subject to the Option were transferred to him. Long-term capital gain is, under present tax laws, taxed at the same rate as ordinary income. If the Optionee satisfies both of the foregoing holding periods, the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

   For Federal income tax purposes, a recipient of a non-incentive option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an Optionee will recognize ordinary income in the taxable year in which he exercises the non-incentive option , in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price of the Option, and the Company will be allowed a deduction in that amount. Upon disposition of the Shares subject to the Option, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he held the Shares prior to disposition and the Optionee's basis in the Shares subject to the Option (which basis is ordinarily the fair market value of the Shares on the date the Option was exercised).

  The last reported sales price of the Company's common Stock, as reported on the New York Stock Exchange on March 20, 1995 was $17.875.

The foregoing description of the Stock Option Plan is qualified in its entirety by reference to the Stock Option Plan document.

  For information concerning the Company's employee benefit plans in which executive officers are eligible to participate, see the Section of this Proxy Statement entitled "Compensation Committee Report on Executive Compensation".

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CHECKPOINT SYSTEMS, INC. STOCK OPTION PLAN (1992). A majority of a quorum shall be the number of votes necessary to carry this proposal.

                   PROPOSAL TO APPROVE THE AMENDMENT AND
                       RESTATEMENT OF THE COMPANY'S
                      EMPLOYEES' STOCK PURCHASE PLAN

        In 1984, the Company adopted its Employees' Stock Purchase Plan
(the "Plan"). The Plan was amended and restated in 1987. At a meeting held on February 22, 1995, the Board of Directors approved a proposal to amend and restate the Plan, subject to the approval of the Company's shareholders.

        The Board of Directors believes that the Plan has proven valuable in encouraging stock ownership by the Company's employees. Its purposes in amending and restating the Plan were to extend the duration of the Plan through the Company's 2000 fiscal year, and to conform the Plan to the requirements of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act"), in order that certain transactions under the Plan by the Company's officers will be exempt from the operation of Section 16(b) of the Exchange Act.

        The primary terms of the Plan, as amended and restated, are as follows:

        1. Administration. The Plan is administered by the Senior Vice President-Operations of the Company. Pursuant to the Plan, the administrator has authority to interpret the Plan, and to prescribe rules deemed necessary to effectuate the provisions of the Plan. The administrator may delegate certain administrative functions to a custodian designated by the Company pursuant to the Plan. The custodian may be a bank, investment company, registered broker dealer or similar financial institution. The current custodian designated by the Company is Smith Barney, Inc. All expenses associated with the operation of the Plan including brokerage expenses and fees of the custodian are borne by the Company.

        2. Eligibility. All persons who have been full time employees of the Company or any subsidiary designated as a participating subsidiary for 90 days are eligible to participate in the Plan. At March 16, 1995, approximately 878 persons were eligible to participate in the Plan, of whom 468 persons were participating in the Plan. An eligible employee may elect to participate in the Plan as of the first day of any month by executing and delivering to the Company, not less than thirty days in advance of his proposed entry date, a Stock Purchase and Payroll Deduction Agreement.

        3. Term. The Plan became effective in 1984 and, unless the Plan is sooner terminated at the option of the Company, will continue in operation until the last day of the Company's 2000 fiscal year.

        4. Payroll Deductions; Matching Contribution. A participating employee may elect to have not less than $4.00 nor more than $60.00 deducted from his weekly pay on an after tax basis and have such amount applied to the purchase of the Company's common stock. The Company makes a matching contribution to each participant's account in an amount equal to 40% of the first $20.00 deducted from an employee's pay, 25% of the next $20.00 deducted, and 20% of any amount deducted in excess of $40.00, up to the $60.00 limit. Not later than the tenth day of each month, all sums deducted from employees' pay in the preceding month as well as the Company's matching contributions are remitted to the custodian for investment in the Company's common stock.

        5. Purchase of Common Stock. Not later than the last day of each month in which the custodian has received payment in full of all payroll deductions and matching contributions, the custodian will use the funds in its possession to purchase the Company's common stock, in open market transactions at prevailing market prices. Common stock purchased by the custodian is held in the custodian's name and allocated to the accounts of the participants pro rata.

        6. Withdrawal of Common Stock. Common Stock purchased by the custodian shall be allocated to each participant's account, provided that a participant may request the custodian to cause certificates for the participant's shares to be issued in the participant's name and delivered to him. Participants who are subject to Section 16 of the Exchange Act must agree not to sell shares withdrawn from the Plan for six months following withdrawal.

        7. Withdrawal of Participant. A participant may withdraw from the Plan at any time, and shall be deemed to have withdrawn from the Plan upon the termination of his employment for any reason. Upon a participant's withdrawal, at the participant's request, the custodian shall deliver to the withdrawing participant a certificate or certificates for the shares of common stock allocated to the participant by the custodian, together with a cash payment for any fractional share or any amount deducted from the participant's pay and not yet invested in common stock. A participant who withdraws from the Plan may not thereafter participate in the Plan for a period of six full calendar months from the effective date of his withdrawal.

        8. Amendment. The Plan may be amended from time to time by the Board of Directors, provided that shareholder approval is required for any change which would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan. Neither the amendment of the Plan nor its termination shall impair the rights of participants in the Plan to receive shares allocated to their respective accounts, as well as any payroll deductions not yet invested in common stock.

        9. Tax Consequences. Generally, a participant will recognize income at the time shares of common stock are allocated to his account in an amount equal to the excess, if any, of the fair market value of the common stock so allocated at the time allocated over the amount paid by the participant for the purchase of such common stock. The amount so taxed, if any, will be added to the participant's basis in the shares acquired. The Company will be entitled to deduct as compensation expense all income so recognized by participating employees.

        The foregoing description of the Plan is qualified in its entirety by reference to the Plan which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S EMPLOYEES' STOCK PURCHASE PLAN. A majority of a quorum shall be the number of votes necessary to carry this proposal.

                           SHAREHOLDER PROPOSALS

  In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, such proposals must be received by the Company no later than November 27, 1995.

                    COST OF SOLICITATION OF PROXIES

  The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries incurred in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company who will not be specifically compensated therefor, or by a professional proxy solicitation organization engaged by the Company.




                       ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO NEIL D. AUSTIN, SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                             APPENDIX A

                         CHECKPOINT SYSTEMS, INC.
                           AMENDED AND RESTATED
                      EMPLOYEES' STOCK PURCHASE PLAN

        1. Purpose of the Plan. The purpose of the Checkpoint Systems, Inc. Employees' Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible employees of Checkpoint Systems, Inc. (the "Company") and its subsidiaries to obtain an ownership interest in the Company through purchase of shares of Company common stock ("shares"), by payroll deductions, as an incentive to promote the profitable growth of the Company. During the period when the Plan is in effect, the Custodian shall purchase shares on the open market for allocation to the accounts of participants in accordance with the provisions of the Plan.

        For purposes of the Plan, the term "subsidiary" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which is (i) a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision hereafter enacted, and (ii) which is designated as a participating subsidiary by the Company's Board of Directors.

        2. Term of the Plan. The operation of this Plan shall commence on the date fixed by the Company and shall terminate on the last day of the Company's 2000 fiscal year unless terminated by the Company prior to such date. The Company's fiscal year is a 52- or 53- week period ending each year on the last Sunday of December.

        3. Custodian. The Company shall be the Custodian for the Plan, unless the Company shall, in its discretion, select a bank, investment company, registered broker-dealer or similar financial institution to be the Custodian.

        4. Eligibility Requirements. Any full-time employee of the Company or a subsidiary who has been a full-time employee continuously for 90 or more days shall be eligible to participate in the Plan. Any employee may join the Plan on the first day of any month during the Company's fiscal year (the "entry date"), provided he (i) submits to the Senior Vice President-Operations of the Company a properly completed and executed Stock Purchase and Payroll Deduction Agreement no later than 30 days prior to the proposed entry date, and (ii) qualifies as an eligible employee of such entry date. The Company may establish a shorter time period in the case of inception of the Plan.

        5. Stock Purchase and Payroll Deduction Agreement. An employee wishing to purchase shares pursuant to the Plan shall complete and execute a Stock Purchase and Payroll Deduction Agreement (the "Purchase Agreement"). A participant may specify as the amount to be deducted from his compensation an amount which may not exceed $60.00 per week and which may not be less than $4.00 per week. A participant may increase or decrease the amount to be deducted from his compensation as of the first day of any month by delivering, to the Senior Vice President-Operations of the Company, a written amendment to his Purchase Agreement at least thirty days prior to the first day of the month in which the change is to take effect.

        6. Payments to Custodian; Company Contributions. The Company or subsidiary by whom the participant is employed will pay to the Custodian, on behalf of each employee participating in the Plan (i) the total of all amounts withheld from each participant's compensation for each month pursuant to the provisions of Section 5 above, and (ii) in addition, as an employer contribution for each employee who is a participant in the Plan on the first day of the succeeding calendar month, the following percentages of the amounts paid to the Custodian each week on behalf of each participant pursuant to clause (i): (a) 40% of the first $20.00 paid each week to the Custodian on behalf of the participant, (b) 25% of the amount so paid each week in excess of $20.00 but not in excess of $40.00 and (c) 20% of the amount so paid each week in excess of $40.00 but not in excess of $60.00. Such payments shall be paid to the Custodian within the first ten days of the calendar month next succeeding the calendar month in which such withholdings occurred. In the discretion of the participant's employer, such payments may be made in one or more installments.

        7. Duties of Custodian; Stock Purchase Accounts. The Custodian will hold as a custodian all funds received by it under the Plan and, until delivery thereof to the participants hereunder, all of the Company's shares acquired by the Custodian under the Plan. The Custodian shall establish and maintain an account in the name of each participant to which shall be credited all amounts deducted from the participant's compensation, together with the employer's matching contributions under Section 6 above. No interest will be paid by the Custodian on funds at any time held by it hereunder.

        The Custodian may rely on all orders, requests, and instructions with respect to the Plan given in writing and signed by the Senior Vice President-Operations, and the Custodian shall not be liable to any person for any action taken in accordance therewith. The Custodian may impose reasonable terms and conditions incident to the handling of a participant's account under the Plan.

        8. Purchase of Shares. Not later than the last business day of the month in which the Custodian shall have received from the Company (and any subsidiary which has been designated for participation in the Plan) payment in full of the payroll deductions and Company and subsidiary contributions for the preceding month, pursuant to Section 6 above, but subject to the withdrawal provisions of Section 11, the Custodian will apply the funds then in its custody to the purchase, at prevailing market prices, of the number of whole common shares which can be purchased with such funds.

        All purchases of shares will be made in the name of the Custodian or its nominee. Any funds which are less than the price of one share and not expended by the Custodian shall be retained by the Custodian and added to the funds available during the following month, except that any funds remaining unexpended at the termination of the Plan shall be proportionately allocated to the accounts of the participants included in the final payment to the Custodian.

        As of the last business day of each month, the shares purchased during the month with the funds received by the Custodian under the Plan shall be credited pro rata (to the nearest one-thousandth of a share) to the accounts of the participants in the Plan in accordance with their respective interest in such funds as of the past preceding calendar month.

        9. Transfer of Shares to Participants. Upon the written request of a participant, a certificate in the participant's name for the full number of shares in such participant's account shall be transferred by the Custodian out of its name into the name of the participant, and a certificate evidencing such shares shall be issued in the name of, and delivered to, the participant. With respect to a written request of a participant who is an executive officer of the Company subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), such request shall be accompanied by such participant's written undertaking not to sell the shares withdrawn for a period of six months following such withdrawal, and the certificate evidencing such shares shall bear a legend reflecting such transfer restriction. At the request of the participant, such shares may be registered jointly in the names of the participant and another person.

        10. Shares Retained by the Custodian. Accumulations of whole shares not previously transferred to participants under Section 9 shall be held by the Custodian for the account of the participant entitled thereto, but all rights accruing to an owner of record of such shares shall belong to and be vested in the participant for whose account such shares are being held, including the right to receive any and all dividends payable in respect of such shares whether in cash, shares or otherwise, and the right to receive all notices of shareholders' meetings and to vote thereat to the same extent as if such shares were held in street named by a member firm of the New York Stock Exchange.

        Dividends received by the Custodian with respect to shares which have not been allocated to the accounts of participants or which have been allocated to the accounts of participants in less than whole shares shall be allocated at the time the shares are allocated to such accounts in accordance with the respective interests of the participants in such shares at the time of such allocation. Shares which have not been allocated to the accounts of participants or which have been allocated to the accounts of participants in less than whole shares shall not be voted by the participants or the Custodian.

        11. Withdrawal from the Plan. Any participant who for any reason ceases to be a full-time employee of the Company and any subsidiary shall be deemed to have withdrawn from the Plan on the date on which such termination of employment occurs. In addition, any participant may voluntarily withdraw from the Plan, effective as of the first day of any month by delivery of written notice to the Senior Vice President-Operations of the Company (or other person designated by the Company) no later than 30 days prior to the date on which the withdrawal is to be effective. A participant who has withdrawn from the Plan may not thereafter re-join the Plan until the expiration of six (6) full calendar months from the effective date of his withdrawal.

        Upon withdrawal from the Plan, a participant may request the Custodian to deliver to him all whole shares held by the Custodian which have been allocated to his account as of the close of the calendar month preceding the month in which his termination of employment occurs (or as of the close of the second calendar month preceding the month of the effective date of withdrawal) together with the cash value, equal to the mean between high and low sale prices as of the last business day of such calendar month, of any fractional shares then allocated to his account.

        A withdrawing participant who requests delivery of his shares shall also receive, in case, the amount of any funds allocated to his account as a result of payroll deductions during the month in which his employment is terminated and during the preceding calendar month (or, in the case of withdrawal, during the time period subsequent to the close of the second calendar month preceding the month of the effective date of withdrawal and prior to the effective date of withdrawal), without increase by reason of any employer contributions.

        If the withdrawing participant does not request delivery of his shares and other funds allocated to his account, such shares and funds shall remain in his account; in such case, the withdrawing participant shall pay the brokerage commissions, transfer taxes, and any other fees incurred upon the sale of such shares or the investment or reinvestment of such funds.

        12. Administration of the Plan. Except to the extent that responsibilities may be delegated to, and assumed by, a Custodian other than the Company, the Plan shall be administered by the Senior Vice President-Operations of the Company. His determinations as to any questions which may arise with respect to the interpretation of the provisions of the Plan shall be final, and he may prescribe such rules as he deems necessary to effectuate the provisions of the Plan.

        The Senior Vice President-Operations of the Company shall receive no additional compensation for serving as administrator of the Plan.

        13. Expenses. Brokerage expenses, the charges of a Custodian other than the Company, and all costs of maintaining records and executing transfers with respect to shares acquired under the Plan shall be borne by the Company.

        14. Withholding Taxes. All taxes subject to withholding which are payable with respect to Company or participating subsidiary contributions hereunder shall be deducted from the participants' compensation and shall not reduce contributions hereunder.

        15. Statement of Account. Not less frequently than annually, the Custodian shall distribute to each participant a statement of his account.

The statement shall include (i) the total number of shares allocated to the participant's account which are in the custody of the Custodian and (ii) the number of shares purchased for the account of the participant, and the purchase prices thereof, for the period covered by the statement.

        16. Government Regulations. The Plan and the transactions with respect to shares pursuant thereto are subject to all applicable rules and regulations of state and federal law and to such approval of governmental agencies as may be required.

        17. Termination or Amendment of the Plan. The Plan may be amended from time to time by the Board of Directors, provided that shareholder approval shall be required for any change which would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan. The Company may terminate the Plan at any time. No termination or amendment shall impair the rights of any participant under the Plan to receive any shares which have been allocated to his account, together with the amount of any payroll deductions which have not been applied to the purchase of shares. Upon termination of the Plan, any cash or shares remaining in the possession of the Custodian after satisfaction of the above rights of participants shall belong to the Company.

                          APPENDIX B

                    CHECKPOINT SYSTEMS, INC.
            ANNUAL MEETING OF SHAREHOLDERS - APRIL 27, 1995
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company), revoking all previous proxies, hereby appoints Neil D. Austin and Steven
G. Selfridge, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, April 27, 1995, at 10:00 a.m., at 101 Wolf Drive, Thorofare, New Jersey, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

           (Continued and to be Signed on Reverse Side)

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

              FOR all of the
              nominees for      WITHHOLD
              Class I           AUTHORITY
              Director listed,  To vote for
1.ELECTION    (except as        all nominees  NOMINEES: Richard J. Censits
  OF CLASS I  marked to the     listed at               Jermain B. Porter
  DIRECTORS   contrary below)   right                   Dr. Roger D.Blackwell


For, except vote withheld from the following nominees:

- ----------------------------------------

2.  Proposal to approve the amendment to      [ ]FOR   [ ]ABSTAIN   [ ]AGAINST
    the Company's Stock Option Plan (1992).

3.  Proposal to approve the amendment         [ ]FOR   [ ]ABSTAIN   [ ]AGAINST
    and restatement of the Company's
    Employee Stock Purchase Plan.

4.  To vote on such other business as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS I DIRECTORS, "FOR" THE PROPOSAL TO AMEND THE STOCK OPTION PLAN (1992); AND "FOR" THE PROPOSAL TO AMEND AND RESTATE THE CHECKPOINT SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)......................... DATE ............................


SIGNATURE(S)......................... DATE ............................

NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.